Christopher E. Palmer 202.346.4253 cpalmer@ goodwinprocter.com	Goodwin Procter LLP Counselors at Law Exchange Place Boston, MA 02109 T: 617.570.1000 F: 617.523.1231

July 27, 2010

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Investment Management

100 F Street, NE

Washington, DC 20549

Re:	Quantitative Group of Funds
Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A
File Nos. 811-03790; 333-102055

Ladies and Gentlemen:

We understand that Quantitative Group of Funds (the “Registrant”) has enclosed herewith for filing electronically with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Securities Act”) Post-Effective Amendment No. 43, (the “Amendment”) to the Registration Statement on Form N-1A of the Registrant (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

As indicated on the cover page of the Amendment, the Amendment is to become effective on August 1, 2010 pursuant to paragraph (b) of Rule 485 under the Securities Act.

The Amendment is being filed to update financial and other information in the prospectuses and statements of additional information included therein. Our review of the Amendment has not revealed any disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

Should you have any questions, please contact Christopher Palmer at (202) 346-4253.

Very truly yours,

/S/ Goodwin Procter LLP

GOODWIN PROCTER LLP

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